UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Dated November 6, 2006
of
ARRIS GROUP, INC.
A Delaware Corporation
IRS Employer Identification No. 58-2588724
Commission File Number 000-31254
3871 Lakefield Drive
Suwanee, Georgia 30024
(678) 473-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 6, 2006, ARRIS Group, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with UBS Securities LLC and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) for the issuance and sale by the Company of $240.0 million aggregate principal amount of the Company’s 2.00% Convertible Senior Notes due 2026 (the “Notes”), pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-138445). The Notes are being sold to the Underwriters at a price of $1,000 per Note, less an underwriting discount of $26.25 per Note. The Company has also granted the Underwriters an option to purchase up to an additional $36.0 million aggregate principal amount of Notes solely to cover over-allotments, if any. The Company expects net proceeds from the sale of the Notes of approximately $233.0 million, assuming the Underwriters do not exercise their over-allotment option.
     The Notes will be issued pursuant to an Indenture to be entered into between the Company and The Bank of New York Trust Company, N.A. The offering is expected to close on November 13, 2006 and is subject to customary closing conditions.
     A copy of the Underwriting Agreement as been filed with this Current Report as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01.	Other Events
     In connection with the issuance and sale by the Company of the Notes, as described in response to Item 1.01 of this Current Report, the following exhibits are filed with this Current Report and are incorporated by reference into the Company’s Registration Statement (Registration No. 333-138445) relating to the Notes: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report); (ii) Computation of Ratio of Earnings to Fixed Charges (Exhibit 12.1 to this Current Report); and (iii) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1 to this Current Report).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Exhibits
1.1	Underwriting Agreement, dated November 6, 2006, by and among ARRIS Group, Inc., UBS Securities LLC and Deutsche Bank Securities Inc.

12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-138445)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.
By:	/s/ David B. Potts
David B. Potts
Executive Vice President and Chief Financial Officer

Dated: November 7, 2006

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
1.1	Underwriting Agreement, dated November 6, 2006, by and among ARRIS Group, Inc., UBS Securities LLC and Deutsche Bank Securities Inc.

12.1	Computation of Ratio of Earnings to Fixed Charges

99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Registration No. 333-138445)